Exhibit (p)

Constitution Capital Horizon Fund, LLC

Subscription Booklet

This Subscription Booklet is utilized for the offering of units of beneficial interest (the “Units”) in the Constitution Capital Horizon Fund, LLC (the “Fund”). This Subscription Booklet may be used only by investors that are: (i) “accredited investors” as defined in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (ii) “qualified clients” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received FOUR BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

DISCRETIONARY ACCOUNTS must provide a copy of the Investment Management Agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.

For more information, please call us toll-free at: 1.855.551.2276
Fax Number: 402.609.7043

Email: CCHF@ultimusfundsolutions.com

Overnight address:

Constitution Capital Horizon Fund, LLC
Attn: Ultimus Fund Solutions

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

U.S. Mailing Address:

Constitution Capital Horizon Fund, LLC
Attn: Ultimus Fund Solutions

P.O. Box 46707

Cincinnati, OH 45246-0707

Wiring Instructions:

First National Bank of Omaha
1620 Dodge Street

Omaha, NE 68197

ABA: 104000016

Account Number: [    ]

Account Name: Constitution Capital Horizon Fund, LLC

FBO: (Insert Member Name)

IMPORTANT NOTICE

PRIOR TO INVESTING IN THE FUND ALL SUBSCRIBERS MUST CAREFULLY READ THE FUND’S PRIVATE PLACEMENT MEMORANDUM AND THE FUND’S LIMITED LIABILITY COMPANY AGREEMENT ATTACHED THERETO. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS AS DESCRIBED IN THE FUND’S PRIVATE PLACEMENT MEMORANDUM. UNITS IN THE FUND ARE ONLY APPROPRIATE FOR THOSE MEMBERS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT. NO MEMBER WILL HAVE THE RIGHT TO TRANSFER ITS UNITS WITHOUT THE PERMISSION OF THE FUND AND NO MEMBER WILL HAVE THE RIGHT TO REQUIRE THE FUND TO REPURCHASE UNITS. ACCORDINGLY, YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE FUNDS YOU INVEST IN THE FUND FOR AN INDEFINITE PERIOD OF TIME.

Acknowledgment

A I agree to become a member of the Fund (“Member”) and in connection therewith subscribe for and agree to purchase Units of the Fund on the terms provided for in (i) this Subscription Booklet, (ii) the Fund’s Private Placement Memorandum and Statement of Additional Information (“SAI”), (iii) the Fund’s Limited Liability Company Agreement and (iv) the Fund’s Privacy Notice (together with the Subscription Booklet, Private Placement Memorandum and SAI, the “Fund Documents”), and agree to be bound by the terms and conditions of the Fund Documents. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Documents, Members cannot withdraw from the Fund and Units cannot be transferred, except as provided in the Fund Documents. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers, and that any repurchases of Units will be made at such times and on such terms as may be determined by the Board of Managers of the Fund from time-to-time in its sole discretion. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely and that Units are speculative and illiquid securities involving substantial risk of loss.

E I understand that the Fund Documents are not an offer to sell Units and are not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted.

F I will acquire Units of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Units or any interest therein, except in accordance with the terms and provisions of the Fund Documents and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

H

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Constitution Capital Horizon Advisor, LP (the “Investment Manager”), and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Units, and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Units does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)	A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)	Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)	A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d)	A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)	A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2) No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

(c)	Shall cause the Fund, or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti- money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund Documents, as each may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund, or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as a member in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as a member in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

L I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Constitution Capital Horizon Fund, LLC

Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

I/we wish to subscribe as a(n):

☐ Initial Investment	☐ Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section C, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:	☐	Trust

Trust instrument documentation required.
Note: For a Statutory Trust, please complete the Entity section below.

Trust Name

Tax ID	Date of Trust

Trustee Name

Trustee Social Security Number	Date of Birth Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section B:
	☐	Individual
	☐	Joint*
	☐	Individual Retirement Account (IRA)
(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owners Name

Owner’s Social Security Number (SSN)	Date of Birth (DOB)

Joint Owner’s Name

Joint Owner’s SSN	Joint Owner’s DOB

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

☐ Statutory Trust	☐ Partnership	☐ S-Corporation
☐ C-Corporation	☐ Government	☐ Other Entity:____________________
☐ LLC Classified for tax purposes by one of the following:

☐ Partnership
☐ S-Corporation
☐ C-Corporation

Check if appropriate: ☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

☐ Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(Section C continued)

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*

* Please note that by providing an e-mail address, you are consenting to electronic delivery of fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. Please note that you will first receive a hard copy trade confirmation with your account number which you will need in order to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you via email with a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider, your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

☐ Additional Address or

☐ Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name		Custodian Tax ID

Street Address

City	State	Zip	Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Street Address

City	State	Zip	Bank Phone Number

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name	For Further Credit Account Number

5.	Bank Information

For direct investments only; all custodied accounts must complete Section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Street Address

City	State	Zip	Bank Phone Number

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name	For Further Credit Account Number

This is a ☐ Checking Account or ☐ Savings Account

6.	Investment Instructions

Initial Investment minimum is $25,000 for Units; subsequent investment minimum is $1,000.

☐ Purchase by wire (wire instructions are on cover page)

$                                               subscription amount

7.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be FIFO (first in, first out).

☐ FIFO (first in, first out)	☐ LIFO (last in, first out)
☐ LOFO (lowest in, first out)	☐ Average Cost
☐ HIFO (highest in, first out)	☐ Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

8.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of accredited investor listed below.

The Member is:

Please write the corresponding letter(s) that apply, in the box above. This box must be completed.

Qualification(s):

A.	Accredited Investor via Net Worth

•	The Member is a natural person who has a net worth (or joint net worth with his or her spouse or spousal equivalent) in excess of $1,000,000 (excluding the value of his or her primary residence).

B.	Accredited Investor via Income

•	The Member is a natural person who had an income in excess of $200,000 (or joint income in excess of $300,000 with spouse or equivalent) for the last two years with a reasonable expectation of reaching the same income level in the current year.

C.	Accredited Investor via Professional Certification

•	The Member (including all owners in a joint account) is a natural person holding, in good standing, certain professional certifications or designations from an accredited educational institution that the Securities and Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status. (Series 7, 65, 82).

D.	The Member is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder that was not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

E.	The Member is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

F.	The Member is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

2.	An insurance company as defined in Section 2(a)(13) of the Securities Act.

3.	A broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

4.	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

5.	A business development company as defined in Section 2(a)(48) of the 1940 Act.

6.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

7.	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

8.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

9.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors as described in one or more of the categories set forth in this Exhibit.

10.	Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

11.	An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state.

12.	An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act.

13.	The Member is an entity in which all of the equity owners are accredited investors as described in one or more of the categories set forth herein.

14.	An entity, of a type not listed above, not formed for the specific purpose of acquiring the Units offered, that owns in excess of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the 1940 Act.

15.	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, and whose purchase of the Units is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Units.

16.	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Units is directed by such family office.

G.	The Member is a natural person who is:

1.	An executive director, director, trustee, general partner, or person serving in a similar capacity, of the Investment Manager; or,

2.	An employee of the Investment Manager (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Investment Manager) who, in connection with his or her regular functions or duties, participates in the investment activities of such Investment Manager, provided that such employee has been performing such functions and duties for or on behalf of the Investment Manager, or substantially similar functions or duties for or on behalf of another company for at least 12 months

The Fund, in its sole discretion, may request additional information regarding Subscriber’s credential referred to above.

9.	Qualified Client Status

I certify that I am a “qualified client” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The Member is:

Please write the corresponding letter(s) that apply, in the box above. This box must be completed.

Qualification(s):

A.	The Member has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,200,000; provided, that a Member that is a company that relies on Section 3(c)(1) of the 1940 Act, is a registered investment company or is a business development company must satisfy the look-through rules in boxes E through F below. For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time you invest in the Fund, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time you invest in the Fund exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.

B.	The Member is a qualified purchaser as defined in section 2(a)(51)(A) of the 1940 Act at the time the contract is entered into.

C.	The Member is an individual or entity that, immediately after investing in the Fund, has at least $1,100,000 under the management of the Investment Manager.

D.	The Member is a natural person who is:

I.	An executive director, director, trustee, general partner, or person serving in a similar capacity, of the Investment Manager; or,

II.	An employee of the Investment Manager (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Investment Manager) who, in connection with his or her regular functions or duties, participates in the investment activities of such Investment Manager, provided that such employee has been performing such functions and duties for or on behalf of the Investment Manager, or substantially similar functions or duties for or on behalf of another company for at least 12 months

E.	The Member is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnership and limited liability companies organized to make investments); provided that each equity owner of such entity meets at least one of the tests in paragraphs A through D of this Section (looking through each equity owner that relies on Section 3(c)(1) of the 1940 Act, is a registered investment company or is a business development company).

F.	The Member is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act; provided that each equity owner of such entity meets at least one of the tests in paragraphs A through D of this Section (looking through each equity owner that relies on Section 3(c)(1) of the 1940 Act, is a registered investment company or is a business development company).

The Fund, in its sole discretion, may request additional information regarding Subscriber’s credential referred to above.

10.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

☐ I certify that I have received and read the current Fund Documents and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

☐ I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

☐ I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. citizen or other U.S. Person (including resident alien).
4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

DISCRETIONARY ACCOUNTS must provide a copy of the Investment Management Agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.